Exhibit 99.(h)(8)

EAGLE POINT INCOME COMPANY INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

5.00% SERIES A TERM PREFERRED STOCK DUE 2026

7.75% SERIES B TERM PREFERRED STOCK DUE 2028

8.00% SERIES C TERM PREFERRED STOCK DUE 2029

AT MARKET ISSUANCE SUB-PLACEMENT AGREEMENT

DATED APRIL [ ], 2025

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, NY 10171

Lucid Capital Markets, LLC
570 Lexington Avenue, 40th Floor
New York, NY 10022

Ladies and Gentlemen:

Eagle Point Securities LLC (the “Dealer Manager,” “we” or “us”) will act as manager of registered at-the-market offerings by Eagle Point Income Company Inc., a Delaware corporation (the “Company”), of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), shares of the Company’s 5.00% Series A Term Preferred Stock due 2026, par value $0.001 per share and liquidation preference of $25 per share (the “Series A Preferred Stock”), shares of the Company’s 7.75% Series B Term Preferred Stock due 2028, par value $0.001 per share and liquidation preference of $25 per share (the “Series B Preferred Stock”) and shares of the Company’s 8.00% Series C Term Preferred Stock due 2029, par value $0.001 per share and liquidation preference of $25 per share (the “Series C Preferred Stock,” and together with the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, the “Shares”). In the case of such offerings, the Company has agreed with the Dealer Manager to issue and sell through the Dealer Manager the Shares pursuant to the At Market Dealer Manager Agreement between the Company and the Dealer Manager, dated as of April [ ], 2025 (the “Dealer Manager Agreement”).

Pursuant to the Dealer Manager Agreement, the Dealer Manager may enter into sub-placement agent agreements with one or more sub-placement agents.

The Dealer Manager hereby agrees to retain each of the agents listed on Exhibit A hereto, as such Exhibit may be amended or supplemented from time to time in the Dealer Manager’s discretion (each an “Agent” or “you”), as a sub-placement agent with respect to the offerings of the Shares to be issued and sold by the Company pursuant to the Dealer Manager Agreement as the Company and the Dealer Manager may indicate from time to time. Each Agent agrees to act in such capacity upon, and subject to, the terms and conditions set forth herein.

This At Market Issuance Sub-Placement Agent Agreement (the “Agreement”) is made as of April [ ], 2025 by and among the Dealer Manager and each Agent. In consideration of the mutual covenants hereinafter contained, the parties agree as follows:

1.	Description of Securities

From time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through an Agent, acting as agent and/or principal, Shares, provided however, that in no event shall the Company issue or sell through an Agent such number or dollar amount of Shares that (a) exceeds the number or dollar amount of Shares registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made or (b) exceeds the number of authorized but unissued shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable (each of (a) and (b), as applicable, the “Maximum Amount”). The Dealer Manager may also amend this Agreement from time to time in its discretion, upon providing notice to each Agent as specified in Section 17 (Notices) of this Agreement, in order to retain other sub-placement agents and add such sub-placement agents to Exhibit A hereto. In addition, the Dealer Manager may enter into sub-placement agreements with other sub-placement agents (the “Other Sub-Placement Agreements”). In no event shall the Company issue or sell such number or dollar amount of Shares in the aggregate pursuant to this Agreement and Other Sub-Placement Agreements that exceeds the Maximum Amount. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the amount of Shares to be issued and sold under this Agreement shall be the sole responsibility of the Company, and no Agent shall have any obligation in connection with such compliance. The issuance and sale of the Shares through the Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares.

The Company has filed with the Commission a shelf registration statement on Form N-2 (File Nos. 333-272168 and 811-23384), including the base prospectus or prospectuses, covering the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430C under the Securities Act, and all documents incorporated or deemed to be incorporated therein by reference, or any subsequent registration statement on Form N-2 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company with respect to the Shares, is hereinafter referred to as the “Registration Statement”; the prospectus, dated December 9, 2024, included in the Registration Statement at the time it became effective on December 9, 2024 (including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430C under the Securities Act), in the form in which it was distributed, is hereinafter referred to as the “Base Prospectus”; the prospectus supplement dated [ ], filed with the Commission pursuant to Rule 424(b) under the Securities Act, or any prospectus supplements filed pursuant to Rule 424(b) under the Securities Act and all documents incorporated or deemed to be incorporated therein by reference, and to be used to confirm sales is hereinafter referred to, together with the Base Prospectus, as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

The Company has entered into the following agreements, each as amended from time to time: (i) an investment advisory agreement with Eagle Point Income Management LLC dated as of October 5, 2018 (“Investment Advisory Agreement”), (ii) a custody agreement with Computershare Trust Company, N.A. (assigned by Wells Fargo Bank, National Association) dated as of October 3, 2018 (the “Custody Agreement”), (iii) an administration agreement with Eagle Point Administration LLC dated as of October 5, 2018 (the “Administration Agreement”), and (iv) a transfer agency and registrar services agreement with American Stock Transfer & Trust Company, LLC dated as of October 16, 2018 (the “Transfer Agency Agreement”). Collectively, the Investment Advisory Agreement, the Custodian Agreement, the Administration Agreement, and the Transfer Agency Agreement are herein referred to as the “Company Agreements.” In addition, the Company has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of shares of Common Stock shall have their distributions automatically reinvested in additional shares of Common Stock unless such holders elect to receive such distributions in cash.

The Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Securities Act are hereinafter referred to collectively as the “Acts,” and the rules and regulations of the Commission under the Acts and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereinafter referred to collectively as the “Rules and Regulations.”

All references in this Agreement to the Registration Statement and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) system.

“Applicable Time” means the time of each sale of any Shares pursuant to this Agreement as agreed by the Dealer Manager and the Agents.

2.	Placements

With respect to any Placement (as defined in the Dealer Manager Agreement) with respect to which the Dealer Manager wishes for an Agent to act as sub-placement agent (each, a “Sub-Placement”), it will notify such Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued and sold (the “Sub-Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Sub-Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit B. The Sub-Placement Notice shall originate from any of the individuals from the Dealer Manager set forth on Exhibit C (with a copy to each of the other individuals from the Dealer Manager listed on such schedule), and shall be addressed to each of the individuals from the applicable Agent set forth on Exhibit C, as such Exhibit C may be amended from time to time.

The Sub-Placement Notice shall be effective upon receipt by the Dealer Manager of the applicable Agent’s written acceptance of the terms of the Sub-Placement Notice unless and until (i) the entire amount of the Sub-Placement Shares has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Dealer Manager terminates the Sub-Placement Notice, (iii) the Dealer Manager issues a subsequent Sub-Placement Notice with parameters superseding those on the earlier dated Sub-Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 12 or (v) either party shall have suspended the sale of the Sub-Placement Shares in accordance with Section 4 below. It is expressly acknowledged and agreed that neither the Company, the Dealer Manager nor any Agent will have any obligation whatsoever with respect to a Sub-Placement or any Sub-Placement Shares unless and until the Dealer Manager delivers a Sub-Placement Notice to an Agent and such Agent accepts in writing the terms of such Sub-Placement Notice, and then only upon the terms specified in the Sub-Placement Notice and herein. In the event of a conflict between the terms of this Agreement and the terms of a Sub-Placement Notice, the terms of the Sub-Placement Notice will control.

The amount of any discount, commission or other compensation to be paid to an Agent in connection with the sale of the Sub-Placement Shares shall be calculated in accordance with the terms set forth in Exhibit D (the “Agent Compensation”). The Dealer Manager may authorize the Agent to retain the Agent Compensation from the proceeds of the sale of Shares. The Agent Compensation shall be payable solely out of the compensation the Dealer Manager receives from the Company pursuant to the Dealer Manager Agreement (the “Dealer Manager Compensation”). Notwithstanding anything to the contrary in any other provision of this Agreement, the Dealer Manager shall have no obligation to authorize the retention by the applicable Agent of any portion of the Agent Compensation from the proceeds of the sale of Shares until the Dealer Manager receives at least an equivalent amount of Dealer Manager Compensation, and the Dealer Manager’s obligation to each Agent for the Agent Compensation is limited solely to amounts payable out of the Dealer Manager Compensation.

3.	Sale of Sub-Placement Shares by Agent.

Subject to the provisions of Section 8(a), the applicable Agent, for the period specified in the Sub-Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Sub-Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Sub-Placement Notice. The applicable Agent will provide written confirmation to the Dealer Manager no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which the Agent has made sales of Sub-Placement Shares hereunder setting forth the number of Sub-Placement Shares sold on such day. Subject to the terms of the Sub-Placement Notice, the applicable Agent may sell Sub-Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable, are purchased and sold on the principal market on which the Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable, are listed or quoted.

4.	Suspensions of Sales

(a)            The Dealer Manager or the applicable Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit C, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit C), suspend any sale of Sub-Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Sub-Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4(a) shall be effective against the other unless it is made to one of the individuals named on Exhibit C hereto, as such Exhibit may be amended from time to time.

(b)            No sales of Shares shall take place, the Dealer Manager shall not request the sale of any Shares that would be sold, and no Agent shall be obligated to sell any Shares, during any period in which the Company is in possession of material non-public information.

5.	Representations and Warranties of the Dealer Manager.

The Dealer Manager represents and warrants to and agrees with each Agent as of the date hereof or the date such Agent became a party to this Agreement, as applicable, and as of any other date on which a certificate is required to be delivered pursuant to Sections 10(m) or 10(n), as of each Applicable Time and as of each Settlement Date (as defined below) as follows:

(a)            The Dealer Manager has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware. The Dealer Manager has full power and authority to enter into and perform its obligations under the Dealer Manager Agreement and this Agreement. The Dealer Manager Agreement and this Agreement have been duly authorized, executed and delivered by the Dealer Manager.

6.	Representations and Warranties of the Dealer Manager with respect to the Company.

Based upon the representations made by the Company to the Dealer Manager in the Dealer Manager Agreement, the Dealer Manager represents and warrants to and agrees with each Agent as of the date hereof or the date such Agent became a party to this Agreement, as applicable, and as of any other date on which a certificate is required to be delivered pursuant to Sections 10(m) or 10(n), as of each Applicable Time and as of each Settlement Date (as defined below) as follows:

(a)            The Registration Statement has been filed with, and declared effective by, the Commission; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto or the use of the Prospectus has been received by the Company; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Prospectus delivered to the Agent for use in connection with this offering was and will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the time of filing the Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(b)            At the respective times the Registration Statement and any post-effective amendment thereto became or becomes effective, the Registration Statement and any post-effective amendment thereto complied and will comply in all material respects with the requirements of the Acts and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, at each Applicable Time, did not or will not contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph do not apply to statements in or omissions from the Registration Statement or the Prospectus made solely in reliance upon and in conformity with written information furnished to the Company by the Agent for use in the Registration Statement or Prospectus.

(c)            The Company has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware. The Company has full power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the prospects, earnings, business or operations of the Company (a “Company Material Adverse Effect”). The Company has no subsidiaries other than Eagle Point Income Company Sub II (Cayman) Ltd., Eagle Point Income Company Sub (US) LLC and such other subsidiaries that the Company may form from time to time in the ordinary course for investment purposes or other general corporate purposes.

(d)            The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Acts and the Rules and Regulations. To the Company’s knowledge, no person is serving or acting as an officer or director of, or investment adviser to, the Company except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, including the rules and regulations thereunder (the “Advisers Act”). Except as otherwise disclosed in the Registration Statement and the Prospectus, to the Company’s knowledge, no director of the Company is an “interested person” of the Company or an “affiliated person” of the Agent (each as defined in the Investment Company Act).

(e)            This Agreement has been duly authorized, executed and delivered by the Company. The Dealer Manager Agreement has been duly authorized, executed and delivered by the Company. Each Company Agreement complies with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Assuming the due and valid authorization, execution and delivery by the other parties thereto, each Company Agreement represents a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law; provided that no representation or warranty is made as to the effect on the representations and warranties expressed herein of (i) the compliance and noncompliance of any other party (other than the Company) to any of the foregoing Company Agreements with state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or nature of the business of such other party.

(f)            None of (1) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement or (2) the issue and sale by the Company of the Shares as contemplated by this Agreement conflicts with or will conflict with, result in, or constitute a violation, breach of or default under, (x) the certificate of incorporation of the Company, as amended to date (the “Certificate of Incorporation”), or the bylaws of the Company, as amended to date (the “Bylaws”), (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Company that is material to the Company or (z) any law, rule or regulation applicable to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) a Company Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by the Agent.

(g)           No consent, approval, authorization, order or permit of, license from, or qualification with, any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Company prior to the Settlement Date for the performance by the Company of its obligations under this Agreement, the Dealer Manager Agreement or the Company Agreements, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act or the applicable Rules and Regulations, (ii) the rules and regulations of the Financial Industry Regulatory Authority, Inc., including legacy NASD rules (“FINRA”), or of the New York Stock Exchange (“NYSE”), (iii) the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (x) a Company Material Adverse Effect or (y) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(h)           The capital stock of the Company conforms in all material respects to the description thereof under the heading “Description of our Capital Stock” in each of the Registration Statement and the Prospectus, and this Agreement, the Certificate of Incorporation, the Bylaws, the Dealer Manager Agreement and the Company Agreements conform in all material respects to the descriptions thereof contained in each of the Registration Statement and the Prospectus.

(i)            This Agreement, the Dealer Manager Agreement, the certificate of designation for the Series A Preferred Stock, as amended (the “Series A Certificate of Designation”), the certificate of designation for the Series B Preferred Stock, as amended (the “Series B Certificate of Designation”), the certificate of designation for the Series C Preferred Stock (the “Series C Certificate of Designation”), the Certificate of Incorporation and the Bylaws comply with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Company’s stockholders and, to the extent applicable, Board of Directors have been obtained and are in full force and effect.

(j)            The Company Agreements are in full force and effect and neither the Company nor, to the knowledge of the Company, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Company thereunder, and the Company is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to have a Company Material Adverse Effect.

(k)            The shares of Common Stock, the shares of Series A Preferred Stock, the shares of Series B Preferred Stock, and the shares of Series C Preferred Stock (the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock together, the “Preferred Stock”), in each case outstanding prior to the date hereof, have been duly authorized and, are validly issued, fully paid and non-assessable. None of the outstanding shares of Common Stock, Preferred Stock or any other capital stock of the Company was issued in violation of any preemptive or other similar rights. Other than as contemplated in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(l)            The Common Stock has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Common Stock will not be subject to any preemptive or similar rights. The Common Stock conforms to the descriptions thereof under the heading “Description of our Capital Stock” contained in the Registration Statement and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(m)            The Series A Preferred Stock has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Series A Certificate of Designation, will be validly issued, fully paid and non-assessable, and the issuance of the Series A Preferred Stock will not be subject to any preemptive or similar rights. The Series A Preferred Stock conforms to the descriptions thereof under the heading “Description of our Capital Stock” contained in the Registration Statement and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(n)            The Series A Preferred Stock conforms to the provisions of the Series A Certificate of Designation and the relative rights, preferences, interests and powers of the Series A Preferred Stock are set forth in the Series A Certificate of Designation. The Series A Certificate of Designation has been, or by the Settlement Date will be, duly authorized and executed by the Company in compliance with the Delaware General Corporation Law and filed by the Company with Secretary of State of the State of Delaware. The Series A Certificate of Designation is in full force and effect.

(o)            The Series B Preferred Stock has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Series B Certificate of Designation, will be validly issued, fully paid and non-assessable, and the issuance of the Series B Preferred Stock will not be subject to any preemptive or similar rights. The Series B Preferred Stock conforms to the descriptions thereof under the heading “Description of our Capital Stock” contained in the Registration Statement and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(p)            The Series B Preferred Stock conforms to the provisions of the Series B Certificate of Designation and the relative rights, preferences, interests and powers of the Series B Preferred Stock are set forth in the Series B Certificate of Designation. The Series B Certificate of Designation has been, or by the Settlement Date will be, duly authorized and executed by the Company in compliance with the Delaware General Corporation Law and filed by the Company with Secretary of State of the State of Delaware. The Series B Certificate of Designation is in full force and effect.

(q)            The Series C Preferred Stock has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Series C Certificate of Designation, will be validly issued, fully paid and non-assessable, and the issuance of the Series C Preferred Stock will not be subject to any preemptive or similar rights. The Series C Preferred Stock conforms to the descriptions thereof under the heading “Description of our Capital Stock” contained in the Registration Statement and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(r)            The Series C Preferred Stock conforms to the provisions of the Series C Certificate of Designation and the relative rights, preferences, interests and powers of the Series C Preferred Stock are set forth in the Series C Certificate of Designation. The Series C Certificate of Designation has been, or by the Settlement Date will be, duly authorized and executed by the Company in compliance with the Delaware General Corporation Law and filed by the Company with Secretary of State of the State of Delaware. The Series C Certificate of Designation is in full force and effect.

(s)            The Company has submitted or will submit a supplemental listing application for the listing of the Shares on the NYSE and will use its best efforts to maintain such listing, subject to official notice of issuance.

(t)            [Reserved]

(u)            There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the prospects, earnings, business or operations of the Company, and there have been no transactions entered into by the Company which are material to the Company, other than those in the ordinary course of its business.

(v)            There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in the Prospectus and proceedings that would not have a Company Material Adverse Effect, or that would not have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described. Each officer signing or delivering a certificate pursuant to this Agreement may rely upon his or her knowledge as to legal or governmental proceedings threatened.

(w)           The statements in the Registration Statement and the Prospectus under the headings “Prospectus Supplement Summary-Operating and Regulatory Structure,” “Prospectus Supplement Summary-Conflicts of Interest,” “Description of the Series A Term Preferred Stock,” “Description of the Series B Term Preferred Stock” and “Description of the Series C Term Preferred Stock,” and in the Base Prospectus under the captions “Prospectus Summary-Operating and Regulatory Structure,” “Prospectus Summary-Conflicts of Interest,” “The Adviser and the Administrator-Investment Advisory Agreement,” “The Adviser and the Administrator-The Administrator and the Administration Agreement,” “Regulation as a Closed-End Management Investment Company,” “U.S. Federal Income Tax Matters,” “Description of our Capital Stock” and “Description of our Preferred Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(x)            The Company has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in a Company Material Adverse Effect.

(y)            Each of the Registration Statement and the Prospectus, as of the respective dates thereof, complied as to form in all material respects with the Acts and the applicable Rules and Regulations.

(z)            The financial statements included in the Registration Statement and the Prospectus, together with the related notes thereto (collectively, the “Company Financial Statements”), present fairly in all material respects the financial condition of the Company as of the respective dates indicated, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”). The supporting schedules to such Company Financial Statements, if any, present fairly in accordance with GAAP the information required to be stated therein. KPMG LLP, whose report is incorporated by reference into the Registration Statement and the Prospectus and who have certified the audited Company Financial Statements and supporting schedules, if any, included in the Registration Statement, is an independent registered public accounting firm within the meaning of, and as required by, the Acts and the applicable Rules and Regulations.

(aa)         There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Registration Statement and the Prospectus, other than as described therein.

(bb)         Neither the Company nor any of its agents or representatives (other than the Dealer Manager and the Agent in their capacities as such) has prepared, made, used, authorized, approved or referred to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Shares other than the Registration Statement and the Prospectus, and any amendment or supplement to any of the foregoing.

(cc)         Subsequent to the respective dates as of which information is given in each of the Registration Statement and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as contemplated in the Registration Statement and the Prospectus, respectively.

(dd)         The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Company Material Adverse Effect.

(ee)         The Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are each listed on the NYSE under the ticker symbols “EIC,” “EICA,” “EICB,” and “EICC,” respectively. The Company has not received any notice that it is not in compliance with the listing or maintenance requirements of the NYSE with respect to the Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. The Company believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements.

(ff)          To the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NYSE thereunder (the “Sarbanes-Oxley Act”), have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any applicable provision of the Sarbanes-Oxley Act that would reasonably be expected to have a Company Material Adverse Effect.

(gg)         The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and with the applicable requirements of the Acts; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and compliance with the books and records requirements under the Acts; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Company’s most recent audited financial statements included in the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated); (ii) no fraud, whether or not material, that involves management or employees who have a role in the Company’s internal controls; and (iii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh)         The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are effective as required by the Investment Company Act and the applicable Rules and Regulations and the Company is not aware of any material weakness in such controls and procedures.

(ii)           Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(jj)         There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or the Investment Company Act which have not been so described and filed as required.

(kk)        The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)            Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm)       Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or any country or territory currently subject to any U.S. sanctions administered by OFAC.

(nn)         The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations, are in full force and effect, and the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not result in a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto).

(oo)         Except as set forth in or contemplated in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Agent (the description of such arrangements and outstanding indebtedness thereunder is true, accurate and complete in all respects) and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Agent.

(pp)         There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required, it being understood and agreed that no representation or warranty is made with respect to such relationships involving the Agent or any affiliate and any other person that have not been disclosed to the Company by the Agent in connection with this offering.

(qq)         The Company has not taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(rr)           The Company owns, leases or has rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(ss)          There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Shares to be sold by the Company through the Agent hereunder.

(tt)           The Company operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to direct the investment of the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement and the Prospectus under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(uu)         Each investment held by the Company, except as otherwise disclosed in the Registration Statement and the Prospectus, is, to the Company’s knowledge, current, in all material respects, with all its obligations under the applicable terms of the investment, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred in respect of such investment, except to the extent that any such failure to be current in any such obligations and any such default would not reasonably be expected to result in a Company Material Adverse Effect.

Any certificate signed by or on behalf of the Company and delivered to the Agent or its counsel in connection with the offering of the Shares shall be deemed to include a representation and warranty by the Company as to the matters covered therein to the Agent.

7.	Representations and Warranties by each Agent.

Each Agent represents, warrants to and agrees with the Dealer Manager, as of the date hereof or the date such Agent became a party to this Agreement, as applicable, and as of any other date on which a certificate is required to be delivered pursuant to Sections 10(m) or 10(n), as of each Applicable Time and as of each Settlement Date (as defined below) as follows:

(a)            The Agent has full corporate power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Agent.

(b)            The information furnished by the Agent or on the Agent’s behalf to the Dealer Manager or the Company expressly for use in the Registration Statement or the Prospectus is or will be complete and accurate in all material respects and does not or will not, as from time to time amended or supplemented, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)            The Agent has adopted and implemented written policies and procedures reasonably designed to prevent violation of federal and state securities laws, including policies and procedures that provide oversight of compliance by each registered representative of the Agent.

8.	Agreements to Sell and Purchase.

(a)            Sale of Sub-Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the applicable Agent’s acceptance of the terms of a Sub-Placement Notice, and unless the sale of the Sub-Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, each Agent, for the period specified in the Sub-Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Sub-Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Sub-Placement Notice. The Dealer Manager acknowledges and agrees that (i) there can be no assurance that any Agent will be successful in selling Sub-Placement Shares, (ii) no Agent will incur any liability or obligation to the Dealer Manager, the Company or any other person or entity if it does not sell Sub-Placement Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Sub-Placement Shares as required under this Section 8 and (iii) the applicable Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by such Agent in the Sub-Placement Notice.

(b)            Settlement of Sub-Placement Shares. Unless otherwise specified in the applicable Sub-Placement Notice, settlement for sales of Sub-Placement Shares will occur on the first (1st) Trading Day (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Sub-Placement Shares sold (the “Net Proceeds”) will be equal to (i) the aggregate sales price received by the Agent at which such Sub-Placement Shares were sold (the “Gross Sales Proceeds”) or (ii) to the extent authorized by the Dealer Manager, the Gross Sales Proceeds, less the Dealer Manager Compensation. If the Agent is authorized by the Dealer Manager to retain the Agent Compensation from the Gross Sales Proceeds for the sale of the Sub-Placement Shares, then the Agent shall (i) pay to the Dealer Manager an amount equal to the Dealer Manager Compensation minus the Agent Compensation (the “Net Compensation”) in same day funds delivered to the account(s) designated by the Dealer Manager and (ii) remit to the Company the Gross Sales Proceeds less the Dealer Manager Compensation. If the Agent is authorized by the Dealer Manager to retain the Agent Compensation from the Gross Sales Proceeds for the sale of the Sub-Placement Shares and the Agent breaches this Agreement by failing to deliver to the Dealer Manager the Net Compensation, subject to the terms of this Section 8(b), the Agent shall in addition to and in no way limiting the rights and obligations set forth in Section 11, (A) hold the Dealer Manager harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Agent, (B) deliver such proceeds to the Dealer Manager as soon as practicable and (C) pay the Dealer Manager interest based on the effective overnight Federal Funds rate.

(c)            Delivery of Sub-Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Sub-Placement Shares being sold by crediting the applicable Agent’s or its designee’s account (provided the Agent shall have given the Dealer Manager written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. The Dealer Manager agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Sub-Placement Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 11, (i) the Dealer Manager will cause the Company to hold the applicable Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) the Dealer Manager will pay to the applicable Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default, subject to the Company paying to the Dealer Manager any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)            Denominations; Registration. The certificates for the Shares, if any, shall be in such denominations and registered in such names as the applicable Agent may request in writing at least one full business day before the Settlement Date. The certificates for the Shares, if any, will be made available for examination and packaging by such Agent in the City of New York not later than noon (New York City time) on the business day prior to the Settlement Date. The Company shall deliver the Shares, if any, through the facilities of DTC unless the applicable Agent shall otherwise instruct.

(e)            Limitations on Offering Size. Under no circumstances shall the Dealer Manager cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement and Other Sub-Placement Agreements in the aggregate would exceed the Maximum Amount. Under no circumstances shall the Dealer Manager cause or request the offer or sale of any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock that would cause the Company to exceed the asset coverage ratio permitted under the Investment Company Act, which as of the date hereof is 200%, as measured at the time of the issuance of any such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as required by the Investment Company Act. Under no circumstances shall the Dealer Manager cause or request the offer or sale of (i) any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Dealer Manager in writing or (ii) any shares of Common Stock pursuant to this Agreement at a price (net of the Dealer Manager Compensation) lower than the Company’s then current net asset value per share of Common Stock (as determined pursuant to Section 23(b) of the Investment Company Act), unless the Company has received the requisite approval from stockholders as required pursuant to the Investment Company Act.

9.	Conditions to the Parties’ Obligations.

(a)            The respective obligations of the Dealer Manager and the obligations of each Agent hereunder are subject to the conditions that:

(i)             the Registration Statement has become effective and at the Settlement Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings with respect thereto shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to each Agent; and

(ii)            with respect to a Placement, the applicable Sub-Placement Agent shall have made all required filings with FINRA pursuant to FINRA Rules 5190 with respect to such Placement.

(b)            The obligations of each Agent are subject to the following further conditions:

(i)             The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Sub-Placement Shares issued pursuant to all prior Sub-Placement Notices and (ii) the sale of all Sub-Placement Shares contemplated to be issued by any Sub-Placement Notice.

(ii)            None of the following events shall have occurred and be continuing: (i) receipt by the Company or the Dealer Manager of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or order pursuant to Section 8(e) of the Investment Company Act having been issued and proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Sub-Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)            The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary in order to make the statements therein not misleading (and in the case of the Prospectus, in light of the circumstances under which they were made).

(iv)           Except as contemplated in the Prospectus, there shall not have been any material change, on a consolidated basis, in the authorized capital stock of the Company or any Company Material Adverse Effect.

(v)            The Agent shall have received a certificate, in the form attached hereto as Exhibit E (an “Officer’s Certificate”), on or before the date on which delivery of such certificate is required pursuant to Section 10(m).

(vi)           The Agent shall have received a certificate, in the form attached hereto as Exhibit F (a “Chief Financial Officer’s Certificate”), on or before the date on which delivery of such certificate is required pursuant to Section 10(n).

(viii)         The Sub-Placement Shares shall have been approved for listing on the NYSE, subject only to notice of issuance.

(ix)            Prior to the issuance of any Sub-Placement Notice, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the sales terms and arrangements.

(x)            Trading in the Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall not have been suspended on the NYSE.

(xi)           There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 12(a).

(xiii)         All filings with the Commission required by Rule 424(b) under the Securities Act to have been filed prior to the issuance of any Sub-Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b).

10.	Covenants of the Dealer Manager.

In further consideration of the agreements of each Agent herein contained, the Dealer Manager covenants and agrees with each Agent as follows:

(a)            After the date of this Agreement and during any period in which a Prospectus relating to any Sub-Placement Shares is required to be delivered by the applicable Agent under the Securities Act, (i) the Dealer Manager will notify the applicable Agent promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed ; (ii) the Dealer Manager will use reasonable efforts to cause the Company to prepare and file with the Commission, promptly upon an Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the opinion of counsel for the Company and for such Agent, may be necessary or advisable in connection with the distribution of the Sub-Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Dealer Manager of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Dealer Manager in this Agreement); and (iii) the Dealer Manager will use reasonable efforts to cause the Company to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to Rule 424(b) of the Securities Act. The Dealer Manager will also use reasonable efforts to cause the Company to promptly effect the necessary post-effective amendment and the filings required pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The timely filing of documents with the Commission pursuant to EDGAR satisfies any delivery or notice requirements described in this Agreement.

(b)            The Dealer Manager, on behalf of the Company, will advise each Agent, promptly after the Company receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Sub-Placement Shares for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Dealer Manager will use reasonable efforts to cause the Company to make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)            The Dealer Manager, on behalf of the Company, will furnish to the applicable Agent and its counsel (at its expense) copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Sub-Placement Shares is required to be delivered under the Securities Act, in each case as soon as reasonably practicable, and in such quantities and at such locations as the Agent may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)            If at any time when a Prospectus is required by the Securities Act to be delivered in connection with a pending sale of the Sub-Placement Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the applicable Agent and for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of each counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Dealer Manager, on behalf of the Company, will promptly notify the applicable Agent to suspend the offering of Sub-Placement Shares during such period and will use reasonable efforts to cause the Company to promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Dealer Manager, on behalf of the Company, will furnish to the applicable Agent such number of copies of such amendment or supplement as the Agent may reasonably request.

(e)            The Dealer Manager will not take any action designed to cause or result in the manipulation of the price of any security of the Company to facilitate the sale of Shares in violation of the Securities Act or the Exchange Act and the applicable Rules and Regulations, or the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(f)            The Dealer Manager will use reasonable efforts to cause the Company to use its commercially reasonable efforts, in cooperation with the Agent, to endeavor to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Agents shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent of service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)            During any period in which the Prospectus relating to the Sub-Placement Shares is required to be delivered by an Agent under the Securities Act with respect to a pending sale of the Sub-Placement Shares, the Dealer Manager will use reasonable efforts to cause the Company to use its best efforts to effect the listing of the Shares on the NYSE, subject to official notice of issuance.

(h)           The Dealer Manager, during any period when the Prospectus is required to be delivered under the Securities Act, will use reasonable efforts to cause the Company to file all documents required to be filed with the Commission pursuant to the Exchange Act and the Investment Company Act within the time periods required by the Exchange Act and the Investment Company Act, as the case may be.

(i)            At any time during a fiscal quarter in which the Dealer Manager intends to deliver a Sub-Placement Notice to an Agent or sell Sub-Placement Shares, the Dealer Manager will use reasonable efforts to cause the Company not to, without (i) giving the applicable Agent at least one (1) business day prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agent suspending activity under this program for such period of time as requested by the Dealer Manager or the Company or as deemed appropriate by the applicable Agent in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock to be offered and sold through an Agent pursuant to this Agreement and (y) the Common Stock issued pursuant to the Dividend Reinvestment Plan as it may be amended from time to time.

(j)            The Dealer Manager will, at any time during a fiscal quarter in which the Dealer Manager intends to tender a Sub-Placement Notice or sell Sub-Placement Shares, advise the applicable Agent promptly after the Dealer Manager or the Company shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to such Agent pursuant to this Agreement.

(k)            The Dealer Manager will cooperate with and use reasonable efforts to cause the Company to cooperate with any reasonable due diligence review conducted by an Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as such Agent may reasonably request. The parties acknowledge that the due diligence review contemplated by this Section 10(k) may include, without limitation, during the term of this Agreement at the request of any Agent a diligence conference to occur within five (5) Trading Days after the filing of the Company’s annual report and semi-annual report on Form N-CSR and N-CSRS, respectively, and interim reports containing financial statements filed pursuant to Rule 30b2-1(b), , whereby the Company corporate officers will be available to address diligence inquiries of the Agents and will provide such additional information and documents as the Agents may reasonably request.

(l)            [Reserved]

(m)          On or prior to the date that the first Sub-Placement Notice is issued, the Dealer Manager shall furnish the Agents with an Officer’s Certificate of the Company.

(n)            No more than once per fiscal quarter in which the Dealer Manager wishes for an Agent to conduct a Sub-Placement, the Dealer Manager shall furnish the Agent with a Chief Financial Officer’s Certificate of the Company as the Agent may reasonably request upon reasonable notice (but in no event upon notice of less than five business days).

(o)            The Dealer Manager will not, directly or indirectly, and will use reasonable efforts to cause the Company not to, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than the Dealer Manager, the Agents and other sub-placement agents pursuant to Other Sub-Placement Agreements; provided, however, that the Company may bid for and purchase its Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock in accordance with Rule 10b-18 under the Exchange Act.

(p)           The Dealer Manager will comply with all applicable securities and other applicable laws, rules and regulations and will use reasonable efforts to cause the Company and the Company’s directors and officers, in their capabilities, as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley Act.

(q)           The Company will use reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code, with respect to any fiscal year in which the Company is an investment company registered under the Investment Company Act.

(r)            The Dealer Manager and the Company will use their reasonable efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

(s)            The Company will use the Net Proceeds as described in the Prospectus.

(t)            As soon as practicable, the Company will make generally available to its security holders and to the Agent an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(u)            The Company will use its best efforts to effect the listing of the Shares on the NYSE as and when required by this Agreement.

(v)           The Company agrees to pay all costs, fees and expenses incurred in connection with performance of its obligations hereunder and in connection with the transactions contemplated under this Agreement, including, without limitation, (i) all expenses incident to the issuance and delivery of the Sub-Placement Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Sub-Placement Shares, (iv) all fees and expenses of the Company’s counsel and the Company’s independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts) and the Prospectus, and all amendments and supplements thereto and this Agreement, (vi) all filing fees, distribution fees, attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Sub-Placement Shares for offer and sale under the state securities or blue sky laws or any other country, including, if requested by an Agent, the preparation by counsel for such Agent and printing of a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Agent of such qualifications, registrations and exemptions, (vii) the fees and expenses associated with listing the Sub-Placement Shares on NYSE, (viii) the filing fees incident to the review by FINRA of the terms of the sale of the Sub-Placement Shares, (ix) the fee and expense of counsel to the Agents in an amount not to exceed (A) $75,000 in connection with due diligence and the preparation of this Agreement and (B) $3,750 on the first day of each calendar quarter that this Agreement is in effect, commencing on April 1, 2025 and (x) all other fees, costs and expenses incident to the performance by the Company of its obligations hereunder.

11.	Indemnity and Contribution.

(a)            The Dealer Manager agrees to indemnify and hold harmless each Agent, each person, if any, who controls each Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each selling agent of each Agent and each director, officer, member, shareholder or affiliate of each Agent within the meaning of Rule 405 under the Rules and Regulations (each, an “Agent Indemnified Party”) from and against any and all losses, claims, damages, liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) and expense whatsoever, caused by, arising out of or based upon (i) any breach of any representation, warranty, covenant or agreement of the Dealer Manager contained in this Agreement, (ii) any violation by the Dealer Manager of any law, rule or regulation (including any rule of any self-regulatory organization) or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, including any information deemed to be a part thereof pursuant to Rule 430B or Rule 424(b) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Company by such Agent expressly for use therein.

(b)           Each Agent agrees to indemnify and hold harmless each of the Dealer Manager, the Company and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company and/or the Dealer Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Dealer Manager Indemnified Party”) from and against any and all losses, claims, damages, liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) and expense whatsoever, caused by, arising out of or based upon (i) any material breach of any representation, warranty, covenant or agreement of the Agent contained in this Agreement, (ii) any material violation by the Agent of any law, rule or regulation (including any rule of any self-regulatory organization) or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, including any information deemed to be a part thereof pursuant to Rule 430B or Rule 424(b) under the Securities Act, or the Prospectus or any amendment or supplement thereto relating to such Agent furnished to the Dealer Manager or the Company by such Agent expressly for use in the Registration Statement or Prospectus. The Dealer Manager acknowledges that no Agent has furnished any information to the Company or the Dealer Manager for inclusion in the Prospectus.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Agent Indemnified Parties, collectively, and (ii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Dealer Manager Indemnified Parties, collectively. In the case of any such separate firm for Agent Indemnified Parties, such firm shall be designated in writing by the applicable Agent(s). In the case of any such separate firm for the Dealer Manager Indemnified Parties, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this Section 11(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the material terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.

(d)            To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and/or the Dealer Manager on the one hand and the applicable Agent(s) on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the Company and/or the Dealer Manager on the one hand and of the applicable Agent(s) on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and/or the Dealer Manager on the one hand and the applicable Agent(s) on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Dealer Manager and the total discounts and commissions received by such Agent(s) bear to the aggregate public offering price of the Shares. The relative fault of the Company and/or the Dealer Manager on the one hand and the applicable Agent(s) on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Dealer Manager or by such Agent(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            The Dealer Manager and each Agent agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if each Agent were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it and distributed to the public were offered to the public exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Dealer Manager contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Agent Indemnified Party or by or on behalf of any Dealer Manager Indemnified Party and (iii) acceptance of and payment for any of the Shares.

(g)            No party shall be entitled to indemnification under this Section 11 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

12.	Termination; Amendment.

(a)            Each Agent may terminate this Agreement with respect to itself by notice given to the Dealer Manager, if after the execution and delivery of this Agreement and prior to the Settlement Date (i) any Company Material Adverse Effect has occurred which, in the reasonable judgment of the Agent may materially impair the investment quality of the Sub-Placement Shares, (ii) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE MKT, the NASDAQ Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (iii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iv) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (v) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Agent’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in the Agent’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus. If an Agent elects to terminate this Agreement as provided in this Section 12(a), the Agent shall provide the required notice as specified in Section 17 (Notices).

(b)            Each Agent, solely with respect to itself, and the Dealer Manager, with respect to any Agent, shall each have the right, by giving three (3) days’ notice to the other party as hereinafter specified, unless such notice is waived by such other party, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)            Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the termination of the Dealer Manager Agreement.

(d)            This Agreement shall remain in full force and effect unless terminated pursuant to this Section 12 or otherwise by mutual agreement of the parties.

(e)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Dealer Manager or the applicable Agent, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Sub-Placement Shares, such Sub-Placement Shares shall settle in accordance with the provisions of this Agreement.

(f)            This Agreement may be amended at any time by the Dealer Manager by written notice to the Agents, and any such amendment shall be deemed accepted by an Agent upon such Agent placing an order for sale of Shares after it has received such notice.

13.	Entire Agreement.

(a)            This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Dealer Manager and the Agents, or any of them, with respect to the subject matter hereof.

(b)            The Dealer Manager acknowledges that in connection with the offering of the Shares: (i) each Agent is acting solely in such capacity in connection with the sale of the Shares and no fiduciary, advisory or agency relationship between the Dealer Manager, on the one hand, and any Agent, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not such Agent has advised or is advising the Dealer Manager on other matters, (ii) the public offering price of the Shares and the price to be paid by each Agent for the Shares set forth in this Agreement were established by the Company and the Dealer Manager following discussions and arms-length negotiations with each Agent, (iii) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, (iv) each Agent owes the Dealer Manager only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (v) each Agent may have interests that differ from those of the Dealer Manager, and (vi) it waives, to the fullest extent permitted by law, any claims it may have against each Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that no Agent shall have any liability (whether direct or indirect, in contact, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Dealer Manager or any stockholders, employees or creditors of the Dealer Manager.

14.          Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.          Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.           Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if to B. Riley Securities, Inc., shall be sufficient in all respects if delivered (including electronically), mailed or sent to B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, NY 10171, with a copy to Duane Morris LLP, 1540 Broadway, New York, NY 10036 (facsimile no. (***) ***-****), Attention: Dean M. Colucci, (ii) if to Lucid Capital Markets, LLC, shall be sufficient in all respects if delivered (including electronically), mailed or sent to 570 Lexington Avenue, 40th Floor, New York, New York 10022, Attention: Syndicate Desk (facsimile no. (***) ***-****), with a copy to Duane Morris LLP, 1540 Broadway, New York, NY 10036 (facsimile no. (***) ***-****), Attention: Dean M. Colucci and (iii) if to the Dealer Manager, shall be sufficient in all respects if delivered (including electronically), mailed or sent to 600 Steamboat Road, Suite 202, Greenwich, Connecticut 06830, Attention: Joseph Roth (*****@*****).

Very truly yours,

EAGLE POINT SECURITIES LLC

By:
Name: Joseph Roth
Title: Managing Director

[Dealer Manager Signature Page to At Market Issuance Sub-Placement Agreement]

Accepted as of the date hereof

B. RILEY SECURITIES, INC.

By:
Name:
Title:

LUCID CAPITAL MARKETS, LLC

By:
Name:
Title:

[Agent Signature Page to At Market Issuance Sub-Placement Agreement]

EXHIBIT A

SUB-PLACEMENT AGENTS

B. Riley Securities, Inc.

Lucid Capital Markets, LLC

A-1

EXHIBIT B

FORM OF SUB-PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Date:	[ ]

Subject: Eagle Point Income Company Inc. ATM – Sub-Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At Market Issuance Sub-Placement Agreement among Eagle Point Securities LLC (the “Dealer Manager”), B. Riley Securities, Inc. and Lucid Capital Markets, LLC (each, an “Agent”), I hereby request on behalf of the Dealer Manager that [B. Riley Securities, Inc.][Lucid Capital Markets, LLC] sell up to [ ] of [type of Sub-Placement Shares], at a minimum market price of $[ ] per share.

The time period during which sales are requested to be made shall be [ ].

No more than [ ] shares may be sold in any one trading day.

ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SECURITIES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE APPLICABLE AGENT, AND/OR THE CAPACITY IN WHICH THE AGENT MAY ACT IN SELLING SECURITIES (AS PRINCIPAL, AGENT, OR BOTH).

B-1

EXHIBIT C

B. RILEY SECURITIES, INC.

Seth Appel	*****@*****

Keith Pompliano	*****@*****

With a copy to:	*****@*****

LUCID CAPITAL MARKETS, LLC

Jeffrey Caliva	*****@*****

Steve Kaplan	*****@*****

Ken Brush	*****@*****

Jeff Klinge	*****@*****

EAGLE POINT SECURITIES LLC

Joseph Roth	*****@*****

C-1

EXHIBIT D

COMPENSATION

The amount of any discount, commission or other compensation, exclusive of any expense reimbursement, to be paid by the Dealer Manager to each Agent shall be equal to up to [   ] of the gross proceeds with respect to sales of Sub-Placement Shares, or as otherwise agreed to between the Dealer Manager and each Agent up to the amount of the Dealer Manager’s commission.

D-1

EXHIBIT E

EAGLE POINT INCOME COMPANY INC.

OFFICER’S CERTIFICATE

[       ], 2025

The undersigned, the duly qualified and elected Chief Executive Officer and Chief Financial Officer and Chief Operating Officer of EAGLE POINT INCOME COMPANY INC., a Delaware corporation (the “Company”), do hereby certify in such capacities and on behalf of the Company, pursuant to Section 10(m) of the At Market Issuance Sub-Placement Agreement dated as of April [ ], 2025 (the “Sub-Placement Agreement”) among the Eagle Point Securities LLC, a Delaware limited liability company and [Sub-Placement Agent] (the “Agent”), as sub-placement agent, that to the best of the knowledge of the undersigned:

(i)             Except as disclosed in the Company’s prospectus dated [ ] (the “Base Prospectus”), the prospectus supplement dated [ ] (the “Prospectus Supplement”) and any documents incorporated by reference into the Base Prospectus and Prospectus Supplement and for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Company in Section 7 of the Dealer Manager Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof.

(ii)            The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Dealer Manager Agreement at or prior to the date hereof.

(iii)            Attached as Exhibit A is a true and complete copy of the Certificate of Incorporation of the Company (including the Certificate of Designation of 5.00% Series A Term Preferred Stock due 2026 of the Company, and any certificates of increase thereto, the Certificate of Designation of 7.75% Series B Term Preferred Stock due 2028 of the Company, and any certificates of increase thereto, the Certificate of Designation of 8.00% Series C Term Preferred Stock due 2029, and any certificates of increase thereto) as in full force and effect as of the date hereof and on file with the Secretary of State of the State of Delaware. There has been no amendment or other document filed affecting the Certificate of Incorporation and no corporate action has been taken in furtherance of any amendments, modifications or supplements.

(iv)           No proceedings looking toward the liquidation or dissolution of the Company have been taken or are pending, nor have the directors or stockholders of the Company taken any steps to authorize or institute any of the foregoing.

(v)            Attached as Exhibit B is a true and complete copy of the Bylaws of the Company as are in full force and effect as of the date hereof and have not been amended, modified or supplemented as of the date hereof, nor has any corporate action been taken in furtherance of any such amendments, modifications or supplements.

E-1

(vi)          Attached as Exhibit C is a true, correct and complete copy of certain resolutions duly adopted by the Company’s board of directors, at a meeting or by written consent, as the case may be, authorizing, among other things, (i) the issuance and sale of up to [________________ ] of the Shares, (ii) preparation and filing of the Company’s shelf registration statement on Form N-2 (File Nos. [  ] and 811-23384) (the “Registration Statement”), and (iii) the execution and delivery by the Company of the Sub-Placement Agreement. Such resolutions have not been modified or revoked, are in full force and effect and such resolutions are the only resolutions adopted relating to the matters covered thereby.

(vii)         The following persons are duly elected, qualified and acting officers of the Company holding the offices set forth opposite their respective names below, have the corporate authorization to act on behalf of the Company in such capacities and to execute and deliver the Sub-Placement Agreement and all documents and instruments executed and delivered in connection therewith, and the signature set forth opposite each name is the authentic signature of such officer:

Name	Title	Signature

Thomas P. Majewski	Chief Executive Officer	(See attached)

Kenneth P. Onorio	Chief Financial Officer and Chief Operating Officer	(See attached)

Courtney B. Fandrick	Secretary	(See attached)

(viii)        Each person who, as director or officer of the Company or attorney-in-fact of such director or officer, signed (a) the Registration Statement or any power of attorney pursuant to which the Registration Statement was signed, (b) the Sub-Placement Agreement, and (c) any other document delivered prior hereto or on the date hereof in connection with the transactions described in the Sub-Placement Agreement, was, at the respective times of such signing and delivery, and, in the case of the documents referred to under clause (a) above, at the times of filing, duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

(ix)           The Dealer Manager Agreement is substantially in the form approved by the Company’s board of directors and has been duly authorized, executed and delivered by the Company.

(x)            Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, there has not been any material adverse change to the business, properties, financial condition or results of operation of the Company and no information has come to our attention that reasonably could be expected to cause a material adverse change to the business, properties, financial condition or results of operations of the Company, except as set forth or contemplated in the Registration Statement or the Prospectus.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Sub-Placement Agreement.

E-2

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

By:
	Name:	Thomas P. Majewski
	Title:	Chief Executive Officer
By:
	Name:	Kenneth P. Onorio
	Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to Officer’s Certificate of the Company]

EXHIBIT F

EAGLE POINT INCOME COMPANY INC.

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[       ], 2025

The undersigned, the duly qualified and elected Chief Financial Officer of EAGLE POINT INCOME COMPANY INC., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 10(n) of the At Market Issuance Sub-Placement Agreement dated as of [ ], 2025 (the “Sub-Placement Agreement”) among the Company, Eagle Point Securities LLC, a Delaware limited liability company, and [Sub-Placement Agent] (the “Agent”), as sub-placement agent, that to the best of the knowledge of the undersigned:

Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, there has not been any material adverse change to the business, properties, financial condition or results of operation of the Company and no information has come to our attention that reasonably could be expected to cause a material adverse change to the business, properties, financial condition or results of operations of the Company, except as set forth or contemplated in the Registration Statement or the Prospectus.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Sub-Placement Agreement.

F-1

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

By:
	Name:	Kenneth P. Onorio
	Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to Chief Financial Officer’s Certificate of the Company]